Exhibit 4(b)

FIRST LIGHT BANCORP

CLARKSVILLE OFFERING SUBSCRIPTION AGREEMENT

This Subscription Agreement is entered into by and between First Light Bancorp, an Indiana corporation (the “Company”) and the undersigned (the “Subscriber”).

1. Subscription for Shares.

1.1                               The Subscriber hereby irrevocably subscribes for and agrees to accept from the Company                                       (           ) shares of the Common Stock of the Company (the “Shares”) as set forth on the Signature Page attached to this Subscription Agreement in consideration of $6.50 per Share. This offer to purchase is submitted in accordance with and subject to the terms and conditions described in this Subscription Agreement. The Subscriber acknowledges that the Company reserves the right, in its sole discretion, to accept or reject this subscription and the subscription will not be binding until accepted by the Company in writing.

1.2                               The closing of the Subscription of Shares hereunder (the “Closing”) shall, subject to adjustment by the Company, occur within 10 business days following: (i) the Company’s receipt of subscriptions from investors for the Minimum Offering in the Clarksville Offering as set forth in the Offering Circular, (ii) acceptance by the Company of a properly executed Signature Page to this Subscription Agreement, and (iii) receipt of all funds for the subscription of Shares hereunder.

2. Purchase Procedure. The Subscriber acknowledges that, in order to subscribe for Shares, Subscriber must, and Subscriber does hereby, deliver to the Escrow Agent for the Company:

2.1                               One (1) executed counterpart of the Signature Page attached to this Subscription Agreement;

2.2                               A fully completed and executed IRS Form W-9; and

2.3                               A certified check or cashier’s check drawn upon a U.S.bank in the amount set forth on the signature page attached to this Subscription Agreement, representing payment in full for the Shares desired to be purchased hereunder, made payable to the order of JCB Escrow Agent for First Light Bancorp.

3. Representations and Warranties of Subscriber. By executing this Subscription Agreement, the Subscriber makes the following representations and warranties to the Company:

3.1                               Subscriber acknowledges that Subscriber has received a copy of and read the Company’s most recent Offering Circular, including, without limitation, the Risk Factors stated therein.

3.2                               Subscriber has all necessary power and authority under all applicable provisions of law to execute and deliver this Subscription Agreement. All action on

Subscriber’s part required for the lawful execution and delivery of this Subscription Agreement has been taken. Upon execution and delivery, this Subscription Agreement will be a valid and binding obligation of Subscriber, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

3.3                               If the Subscriber is purchasing the Shares in a fiduciary capacity for another person or entity, including without limitation a corporation, partnership, trust or any other entity, the Subscriber has been duly authorized and empowered to execute this Subscription Agreement and all other subscription documents. Upon request of the Company, the Subscriber will provide true, complete and current copies of all relevant documents creating the Subscriber, authorizing its investment in the Company and/or evidencing the satisfaction of the foregoing.

4. Applicable Law. This Subscription Agreement shall be construed in accordance with and governed by the laws applicable to contracts made and wholly performed in the State of Indiana.

5. Execution in Counterparts. This Subscription Agreement may be executed in one or more counterparts and by facsimile or other electronic transmission.

6. Persons Bound. This Subscription Agreement shall, except as otherwise provided herein, inure to the benefit of and be binding on the Company and its successors and assigns and on each Subscriber and Subscriber’s respective heirs, executors, administrators, successors and assigns.

7. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid, to the address of each party set forth herein. Any such notice shall be deemed given when delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, three days after the date of deposit in the United States mails. The address for the Company is First Light Bancorp, P.O. Box 3729, Evansville, IN 47736-3729, Attention:  Barbara Bond, Controller and Corporate Secretary.

8. Obligations Irrevocable. The obligations of Subscriber shall be irrevocable, except with the consent of the Company, until the consummation or termination of the Offering.

9. Certification. The Subscriber certifies that Subscriber has read this entire Subscription Agreement and that every statement made by the Subscriber herein is true and complete.

[SIGNATURE PAGE FOLLOWS]

SUBSCRIBER SIGNATURE

The undersigned, desiring to irrevocably subscribe for the number of Shares of First Light Bancorp as set forth below, acknowledges that Subscriber has received and understands the terms and conditions of the Subscription Agreement attached hereto and that Subscriber does hereby agree to all the terms and conditions contained therein.

IN WITNESS WHEREOF, the undersigned has hereby executed this Subscription Agreement as of the       day of                    , 2015.

Subscriber’s Signature

DELIVERY INSTRUCTIONS

Delivery other than in the manner and to the address listed below will not constitute valid delivery.

If delivering by hand or overnight courier:

JCB Escrow Agent For First Light Bancorp

125 South Chestnut Street

Seymour, Indiana 47274

If delivering by mail:

JCB Escrow Agent for First Light Bancorp

P.O. Box 1001,

Seymour, Indiana 47274.

(PLEASE PRINT OR TYPE)

Number of Shares:

Total Dollar Amount of Subscription:

Register Securities in the Name:

Tax Identification or

Social Security Number:

Address:

City, State and Zip Code:

COMPANY ACCEPTANCE OF SUBCRIPTION

In consideration of and in reliance upon the foregoing, the subscription is hereby accepted this     day of         , 2015.

FIRST LIGHT BANCORP

By:
Name:
Title: